Exhibit 99.F
VOTE BY INTERNET — [ • ] Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — [ • ] Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [ • ]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 2011, by and among Advanced Analogic Technologies Incorporated, Skyworks Solutions, Inc. and PowerCo Acquisition Corp., a wholly owned subsidiary of Skyworks Solutions, Inc., as it may be amended from time to time. 2. Proposal to approve (on a non-binding, advisory basis) certain merger-related compensation arrangements for Advanced Analogic Technologies Incorporated’s named executive officers and directors. 3. Proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, for the purpose of soliciting additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. 4. Proposal to transact any such other business as may properly come before the special meeting by or at the direction of the directors of Advanced Analogic Technologies Incorporated or any adjournment or postponement of the special meeting. Pease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED Special Meeting of Stockholders [ • ], 2011 [ • ], PST This proxy is solicited by the Board of Directors The undersigned stockholder of ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated [ • ], 2011, and hereby appoints Richard K. Williams and Ashok Chandran, or either of them, as Proxy or Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ • ], PST on [ • ], 2011, at the offices of Wilson Sonsini Goodrich & Rosati, PC, 650 Page Mill Road, Palo Alto, CA 94304, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side.